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                                                                    Exhibit 10.8


                           California Chapters of the
                Society of Industrial and Office Realtors, Inc.

                          INDUSTRIAL REAL ESTATE LEASE
                            (SINGLE-TENANT FACILITY)


ARTICLE ONE: BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.


Section 1.01. DATE OF LEASE:    February 4, 1999

Section 1.02. LANDLORD (INCLUDE LEGAL ENTITY):   Panattoni Development Company, or Assignee
Address of Landlord:                             8401 Jackson Road
                                                 Sacramento, CA 95826


Section 1.03. TENANT (INCLUDE LEGAL ENTITY):     Dick's Clothing & Sporting Goods, Inc.
Address of Tenant:                               400 Fairway Drive
                                                 Coraopolis, PA 15108


Section 1.04. PROPERTY: (include street address, approximate square footage and description) an approximately 388,190 square foot facility on approximately fifty acres in the I-70 Industrial Park in Westmoreland County, Pennsylvania.

Section 1.05. LEASE TERM: 20 years 0 months BEGINNING ON approximately December
1.1999 or such other date as is specified in this Lease, and ending on approximately November 30, 2019

Section 1.06. PERMITTED USES: (See Article Five) storage, distribution, and other such uses as permitted by code and applicable local regulations

Section 1.07. TENANT'S GUARANTOR: (If none, so state)   None

Section 1.08. BROKERS: (See Article Fourteen) (If none, so state)
Landlord's Broker:    Eagan Real Estate
Tenant's Broker:      Eagan Real Estate

Section 1.09. COMMISSION PAYABLE TO LANDLORD'S BROKER: (See Article Fourteen) $______ per separate agreement

Section 1.10. INITIAL SECURITY DEPOSIT: (See Section 3.03)  $235,000

Section 1.11. VEHICLE PARKING SPACES ALLOCATED TO TENANT:  per site plan

Section 1.12. RENT AND OTHER CHARGES PAYABLE BY TENANT:
(a) BASE RENT: __________________, or (ii) See Addendum to Lease, Paragraph 1. (If (ii) is completed, then (i) and Section 3.02 are inapplicable.)

(b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Impounds for Insurance Premiums and Property Taxes (See Section 4.07);(v) Maintenance, Repairs and Alterations (See Article Six).

Section 1.13. LANDLORD'S SHARE OF PROFIT ON ASSIGNMENT OR SUBLEASE: (See Section 9.05) fifty percent (50%) of the Profit (the "Landlord's Share").

Section 1.14. RIDERS: The following Riders are attached to and made a part of this Lease: (If none, so state)
        Addendum to Lease
        Exhibit A - Site Plan
        Hazardous Materials Rider
        Exhibit B - Construction Specifications (to be attached)





Note: The language in this Lease is based on the SIOR Format and has been modified throughout per mutual agreement of Landlord and Tenant.



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ARTICLE TWO: LEASE TERM

Section 2.01. LEASE OF PROPERTY FOR LEASE TERM. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

Section 2.02. DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

Section 2.03. EARLY OCCUPANCY. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

Section 2.04. HOLDING OVER. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE: BASE RENT

Section 3.01. TIME AND MANNER OF PAYMENT. Upon execution of this Lease, Tenant shall pay Landlord the Base Remit in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term, on the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing. So long as there is no interference with the construction activities of the facility, the Tenant may commence the installation of trade fixtures thirty (30) days prior to the occupancy (target date of December 1, 1999). This provision is merely an accommodation to the tenant to allow early occupancy and shall not be considered "free rent."

Section 3.02. COST OF LIVING INCREASES.


Section 3.03. SECURITY DEPOSIT; INCREASES.

         (a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit,



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Tenant shall restore the Security Deposit to its full amount within ten (10)
days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

Section 3.04. TERMINATION; ADVANCE PAYMENTS. Unless earlier terminated as set forth in the Addendum to the Lease, upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

Section 4.01. ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

Section 4.02. PROPERTY TAXES.
         (a) REAL PROPERTY TAXES. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.02(c) and Section 4.07 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10) -day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid, Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of the prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

         (b) DEFINITION OF "REAL PROPERTY TAX." "Real property tax" means: (i) any fee, license fee, license tax, business license fee, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property;
(ii) (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax (except Tenant shall not be responsible for associated transfer taxes) imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax, "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

         (c) JOINT ASSESSMENT.

         (d) PERSONAL PROPERTY TAXES.
             (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.
             (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

         (e) TENANT'S RIGHT TO CONTEST TAXES. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes. Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant's action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a "tax sale" or similar enforcement proceeding.

Section 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property



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However, if any services or utilities are jointly metered with other property,
Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

Section 4.04. INSURANCE POLICIES.
         (a) LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

         (b) PROPERTY AND RENTAL INCOME INSURANCE. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. The Tenant agrees to reimburse Landlord for rental income insurance to a maximum of One Thousand Dollars ($1,000) per annum. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

         (c) PAYMENT OF PREMIUMS. Subject to Section 4.07, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). The Tenant agrees to reimburse Landlord for rental income insurance to a maximum of One Thousand Dollars ($1,000) per annum. If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized owner of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

         (d) GENERAL INSURANCE PROVISIONS.
             (i) Any insurance which the either party is required to maintain under this Lease shall include a provision which requires the insurance carrier to give the other party not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.
             (ii) If either party fails to deliver any policy, certificate or renewal to the other party required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without the other party's consent, the other party may obtain such insurance, in which case either party shall reimburse the other party for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.
             (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect



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Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.
         (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representative of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time or such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

Section 4.05. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.06. INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.07. IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES. If requested by any ground lessor or lender to whom Landlord hat granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than three times in any consecutive twelve (12) -month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a noninterest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE: USE OF PROPERTY

Section 5.01. PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

Section 5.02. MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

              See Hazardous Materials Rider for additional details
Sections 5.03. HAZARDOUS MATERIALS. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required ho consent to the installation or use of any storage tanks on the Property.

Section 5.04. SIGNS AND AUCTIONS. Tenant shall not place any signs on the Property without Landlord's prior written consent. Landlord's consent will not be unreasonably withheld. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

Section 5.05. INDEMNITY. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Properly, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any



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misrepresentation or breach of warranty by Tenant under this Lease; or (c) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable. Landlord shall indemnify Tenant for damage arising from acts done, or failure to act where required by Landlord, for all costs and expenses incurred by Tenant in connection therewith.

Section 5.06. LANDLORD'S ACCESS. Landlord or its agents may enter the Property, subject to reasonable notice and access does not interfere with Tenant's operations, at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

Section 5.07. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. EXISTING CONDITIONS. At the beginning of the 13th month of the lease, Tenant accepts the Property in its condition as of the Commencement/Occupancy Date subject to all recorded matters, laws, ordinances, and governmental regulations and orders, and Contractor warranties. Landlord agrees to assign to the Tenant all contractor's warranties Except as provided herein. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. As of the Commencement/Occupancy Date, Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord (except as set forth within) or any Broker with respect thereto.

Section 6.02. EXEMPTION OF LANDLORD FROM LIABILITY. After the expiration of any warranty period, Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause;
(c) conditions arising in or about the Property or from other sources or places; or (d) any act or omission of any other tenant of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's negligence or willful misconduct.

Section 6.03. LANDLORD'S OBLIGATIONS. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation). Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Property at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease due to the condition of the Property.

Section 6.04. TENANT'S OBLIGATIONS.
         (a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

         (b) Tenant shall fulfill all of Tenant's obligations under this Section
6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior



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notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.
         (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

         (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of nonresponsibility on the Property.

Section 6.06. CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expirations of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements when Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expirations or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Sections 7.01. PARTIAL DAMAGE TO PROPERTY.
         (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage within nine (9) months. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

         (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraphs 4.04(b) Landlord may elect either to (i) repair the damage within nine (9) months, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which each Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

         (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

Section 7.02. SUBSTANTIAL OR TOTAL DESTRUCTION. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and



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regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within nine (9) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's owns expense, in which case this Lease shall remain in full force and effect.
Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction, if Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03. TEMPORARY REDUCTION OF RENT. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property, unless such damage was caused by the negligence or willful misconduct of Landlord, its agents, servants or employees.

Section 7.04. WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portions of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reductions in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

Section 9.01. LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, or act of tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in
Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent.
         As long as Tenant is not subject to reporting requirements to the Securities Exchange Act of 1934 (the "Act"), any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent which shall not be unreasonably withheld, but may be conditioned upon the provisions of Section 9.05 hereof. In the event that Tenant becomes subject to the reporting requirements of the Act, the preceding sentence will no longer become applicable and Tenant's undertaking an initial public offering and becoming subject to the Act will not constitute an assignment or otherwise require Landlord's consent.

Section 9.02. TENANT AFFILIATE. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

Section 9.03. NO RELEASE OF TENANT.



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Section 9.04. OFFER TO TERMINATE. If Tenant desires to assign the Lease or sublease the Property Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as or the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect. the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

Section 9.05. LANDLORD'S CONSENT.
         (a) Tenant's request for consent to any transfer described in Section
9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth, and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

         (b) If Tenant assigns or subleases, the following shall apply:
             (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.
             (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

Section 9.06. NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

Section 10.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. DEFAULTS. Tenant shall be in material default under this Lease:
         (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

         (b) If Tenant fails to pay rent or any other charge when due;

         (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

         (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not



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dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all or Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

         Section 10.03. REMEDIES. On the occurrence or any material default by Tenant, Landlord may, at any time after the expiration of any applicable cure period and after notice and demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have: (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including
(i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination;
(ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of twelve percent (12%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

         (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

         (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

         (d) Landlord will use its best efforts to mitigate damages.

         Section 10.04. REPAYMENT OF "FREE" RENT. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated
Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of this Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

         Section 10.05. AUTOMATIC TERMINATION. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.



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Section 10.06. CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

Section 11.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

Section 11.02. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

Section 11.03. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.04. ESTOPPEL CERTIFICATES.
         (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

         (b) If Tenant does not deliver such statement to Landlord within such ten (10)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.05. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease. Provided, however, such financial statements need only include those prepared in the ordinary course of Tenant's business. In the event that Tenant becomes a company whose shares are registered under the Securities Act of 1933, then Tenant shall be required to provide Landlord with financial statements on forms filed with the Securities and Exchange Commission, and Landlord may request and receive additional financial information if there are material changes in Tenant's ownership and/or there is a material change in the financial status of Tenant.

ARTICLE TWELVE: LEGAL COSTS

Section 12.01 LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for



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breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (e) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

Section 12.02. LANDLORD'S CONSENT.



ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

Section 13.01. NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color. sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

Section 13.02. LANDLORD'S LIABILITY; CERTAIN DUTIES.
         (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

         (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

         (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 13.03. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

Section 13.05. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.06. NOTICES. Wherever notice is required herein by either party, the same shall not be unreasonably withheld, conditioned or delayed. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

Section 13.07. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord


1988 California Chapters of the                                  Initials  JQ
  Society of Industrial and        (Single Tenant Net Forms)     Initials  JC CP
  Office Realtors(R), Inc.

from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.09. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

Section 13.10. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

Section 13.11. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.12. FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 13.13. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.14. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

Per Separate Agreement

Section 14.03. BROKER'S DISCLOSURE OF AGENCY. Landlord's Broker hereby discloses to Landlord and Tenant and Landlord and Tenant hereby consent to Landlord's Broker acting in this transaction as the agent of (check one):

[ ] Landlord exclusively; or
[X] both Landlord and Tenant.

Section 14.04. NO OTHER BROKERS. Tenant represents and warrants to Landlord that the brokers named in Section



1988 California Chapters of the                                  Initials  JQ
  Society of Industrial and        (Single Tenant Net Forms)     Initials  JC CP
  Office Realtors(R), Inc.

1.08 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Property.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.






1988 California Chapters of the                                  Initials  JQ
  Society of Industrial and        (Single Tenant Net Forms)     Initials  JC CP
  Office Realtors(R), Inc.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.


                                      "LANDLORD"


Signed on March 9, 1999               PANATTONI DEVELOPMENT COMPANY, OR ASSIGNEE

at Sacramento, CA                     By: /s/ Carl D. Panattoni
                                          --------------------------------------
                                              Carl D. Panattoni

                                      Its:   Partner
                                          --------------------------------------

                                      By: /s/ James R. Carlsen
                                          --------------------------------------
                                              James R. Carlsen

                                      Its:   Partner
                                          --------------------------------------




                                      "TENANT"


Signed on Feb. 22, 1999               DICK'S CLOTHING & SPORTING GOODS, INC.

at                                    By: /s/ Joseph Queri, Jr.
  ---------------------                  ---------------------------------------
                                              Joseph Queri, Jr.

                                      Its:  Vice President of Real Estate
                                          --------------------------------------












IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS, INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS, INC, ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.



1988 California Chapters of the                                  Initials  JQ
  Society of Industrial and        (Single Tenant Net Forms)     Initials  JC CP
  Office Realtors(R), Inc.

                               ADDENDUM TO LEASE

                                 BY AND BETWEEN

             PANATTONI DEVELOPMENT COMPANY OR ASSIGNEE, "LANDLORD"
                                      and
                DICK'S CLOTHING & SPORTING GOODS, INC., "TENANT"


1.   BASE RENT

The Base Monthly Rent, On an "Absolute Net" basis, shall be:

         Months 1 - 60                      $107,723
         Months 61 - 120                    $115,810
         Months 121 - 180                   $123,897
         Months 181 - 240                   $131,985

In addition to Base Rent, Tenant shall be responsible for its pro-rata share of the Other Periodic Payments as set forth in Section 1.12(b) of the Lease.

2.   SECURITY DEPOSIT

Tenant shall pay a security deposit of $239,708 that will be applied by Landlord as follows:

$107,723 (first month's rent) to be applied to the Month 1 Base Rent, and $131,985 (last months rent) to be retained as a security deposit. The security deposit shall be remitted to Landlord upon Landlord's purchase of the subject fifty acre parcel.

Said Security Deposit shall be returned to Tenant once Tenant's Net Worth becomes greater than $100,000,000 and Tenant's Income Statement shows profitability for three (3) consecutive years.

3.   OCCUPANCY DATE

Landlord shall work to complete the Property by December 1, 1999 ("Target Date"). The Target Date shall be subject to the following milestones, 1) the Lease signed by all parties by February 10, 1999, and 2) mutual approval of plans and specifications (design documents) for the subject facility by March 1, 1999. The Commencement Date shall be adjusted for any deviations from the milestones above any delays caused by Tenant and any event(s) of Force Majeure per Section 13.12 of this Lease. The cumulative Force Majeure delay shall be limited to a maximum of thirty (30) days.

Tenant shall be provided early occupancy by November 1, 1999 for the purpose of installing racking, conveyor systems, and other Tenant fixtures, so long as said early occupancy does not unnecessarily interfere with construction activities/progress.

4.   LATE PENALTY

Landlord shall pay Tenant a penalty equal to $10,000 per day for every day late after December 1, 1999. Said date shall be adjusted for each day of delay caused by Tenant and for events of force majeure. However, a force majeure adjustment shall not exceed thirty (30) days.

5.   TENANT IMPROVEMENTS/CONSTRUCTION OF PREMISES

Landlord shall provide a base building and improvements per mutually agreeable specifications to be attached as an Exhibit to the Lease.

6.   RENEWAL OPTIONS

Tenant shall be granted four (4) five year options to extend the lease term with twelve (12) months prior written notice. Prior to the execution of the lease, Tenant shall select one of the following options regarding the base rental for the option periods:

     (a) The market rent at the time of extension as determined by good faith negotiation or arbitration if necessary, or

     (b) Fixed rental rate subject to a $.25 per square foot per annum increase every sixty (60) months.

In no event will the rent be less than the Base Rent in effect at the end of the original lease term or previous extension period.

7.   CONTINGENCIES

This Lease is contingent on the review of the title matters associated with the property.

8.   COMMISSIONS

Landlord shall pay Eagan Real Estate a leasing commission per the terms of a separate agreement. Landlord shall indemnify and hold Tenant harmless from any claims for any brokers' commissions.

9.   FINANCING

A copy of Landlord's loan commitment letter from the selected lender shall be presented to Tenant prior to February 26, 1999.

THIS ADDENDUM IS UNDERSTOOD AND AGREED UPON BY:


LANDLORD:  PANATTONI DEVELOPMENT COMPANY


           By: /s/ Carl D. Panattoni                       3/9/99
              ---------------------------------            ------------
                   Carl D. Panattoni                       Date
                   Partner

           By: /s/ James R. Carlsen                        3/9/99
              ---------------------------------            ------------
                   James R. Carlsen                        Date
                   Partner


TENANT:    DICK'S CLOTHING & SPORTING GOODS, INC.


           By: /s/ Joseph Queri, Jr.                       2/22/99
              ---------------------------------            -----------
                Joseph Queri, Jr.                          Date

           Its: Vice President of Real Estate
               --------------------------------

                           HAZARDOUS MATERIALS RIDER
                           -------------------------

                     DICK'S CLOTHING & SPORTING GOODS, INC.


Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which consent Landlord shall not unreasonably withhold or delay as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws relating to any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises by Hazardous Material or otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution on value of the Premises, damages for the loss or restrictions on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of the Premises, and reasonable sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination. The indemnification set forth herein shall run to the benefit of any bank or other lender to which Landlord or Landlord's successors and assigns may grant a security interest in the Property and or assigns may grant a security interest in the Property and or the Premises. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises caused or permitted by Tenant, its agents, employees, contractors or invitees. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

Landlord represents that to the best of their knowledge, they are not aware of the existence of any hazardous material or related environmental concerns. Furthermore, Landlord shall indemnify Tenant for any breach of this representation.

As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Pennsylvania or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Pennsylvania Health and Safety Code.

Administrative Code, Division 4, Chapter 20; (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (ix) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq. (42 U.S.C. Section 6903); (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C.
Section 9601); or (xi) or any substance requiring remediation under any federal, state, municipal or other governmental statute, ordinance, rule, regulation or policy.

AGREED BY:


                           ("TENANT")

TENANT:    DICK'S CLOTHING & SPORTING GOODS, INC.

BY:  /s/ Joseph Queri, Jr.                       DATE:   2/22/99
   -------------------------------------              ----------------
         JOSEPH QUERI, JR.

ITS:   VICE PRESIDENT OF REAL ESTATE
    ------------------------------------




                        ("LANDLORD")

LANDLORD:    PANATTONI DEVELOPMENT COMPANY

BY:  /s/ Carl D. Panattoni                       DATE:   3/9/99
   -------------------------------------              ----------------
         CARL D. PANATTONI
         PARTNER

BY:  /s/ James R. Carlsen                        DATE:   3/9/99
   -------------------------------------              ----------------
         JAMES R. CARLSEN
         PARTNER

                                FIRST AMENDMENT

                           TO SINGLE-TENANT NET LEASE
                             DATED FEBRUARY 4, 1999
                                 BY AND BETWEEN


                PANATTONI DEVELOPMENT COMPANY (SINCE ASSIGNED TO
                       WEST PENN INVESTMENTS) "LANDLORD"
                                       AND
              DICK'S CLOTHING AND SPORTING GOODS (SINCE CHANGED TO
                       "DICK'S SPORTING GOODS") "TENANT"


         To the extent of any inconsistencies or contradictions between the terms and conditions of the Lease and this Amendment, the terms and conditions contained herein shall supercede and take precedence over those contained in the Lease.

         The parties above acknowledge and hereby agree that the Lease as referenced above, the Lease Riders, the Addendum and the Exhibits attached thereto are hereby amended as follows:

          1. SECTION 1.05. LEASE TERM: This amendment confirms that the commencement date ofthe lease is December 1, 1999.

          2. PARAGRAPH 1 OF THE ADDENDUM TO LEASE: Based on the attached Exhibit "A" to this amendment, the Base Monthly Rent shall be adjusted to the following:

                        Months 1 - 60:          $111,569
                        Months 60 - 120:        $119,654
                        Months 121 - 180:       $127,739
                        Months 181-240:         $135,824

          3. PARAGRAPH 6 OF THE ADDENDUM TO LEASE: The Base Monthly Rent for the option periods shall be adjusted in accordance with paragraph 6 of the Lease subject to the revised monthly rental amounts per paragraph 2 of this amendment.

         The parties have executed this Amendment as of the dates signed below.

LANDLORD:                               TENANT:

West Penn Investments, LLC              Dick's Sporting Goods, Inc.


By: /s/ James R. Carlsen                By: /s/ Michael R. ________?
   ----------------------------            ------------------------------

Its:  Managing Member                   Its:  CFO
    ---------------------------             -----------------------------

Date:    1-20-00                        Date:  1/4/00
     --------------------------              ----------------------------

1/3/00                          EXHIBIT "A"
10:07 AM                   DICK'S SPORTING GOODS



         C.O.
         #        Description                                                                   Cost
        ------------------------------------------------------------------------------------------------------------
         2        Install grooved check valves for sprinkler risers                             $        10,388.00
         3        Install flag pole at entry                                                    $         3,148.00
         6        Conveyor electrical panel load Increase                                       $        75,236.00
         8        Install monument signage                                                      $           689.00
         9        Increase roof ballast from 10 lbs to 12 lbs.                                  $        30,539.00
         10       Provide dishwasher and counters                                               $         5,696.00
         72       Install mezzanine footings                                                    $        40,000.00
         15       Pour back of mezzanIne footing "diamonds"                                     $         1,750.00
         16       Revise columns to accommodate footings                                        $         4,250.00
         18       Provide sidelIghts at interior doors                                          $         1,032.00
         19       Retaining wall at break area                                                  $         7,670.00
         20       Install bumpers at stone lot (west side)                                      $         3,303.00
         21       Paint interior columns                                                        $         3,831.00
         23       Furnish fire extinguishers                                                    $         3,936.00
         25       Install trash door for conveyor                                               $         3,191.00
         26       Sprinkler/Lighting at Mezzanine                                               $       206,647.00

                  TOTAL                                                                         $       401,306.00
                                                                                                ==================


                  RENT CALCULATION:
                  $401,306.00 times 11.5% = $46,150.19/annum

                                FIRST AMENDMENT

                           TO SINGLE-TENANT NET LEASE
                             DATED FEBRUARY 4, 1999
                                 BY AND BETWEEN


                PANATTONI DEVELOPMENT COMPANY (SINCE ASSIGNED TO
                       WEST PENN INVESTMENTS) "LANDLORD"
                                      AND
              DICK'S CLOTHING AND SPORTING GOODS (SINCE CHANGED TO
                       "DICK'S SPORTING GOODS") "TENANT"


         To the extent of any inconsistencies or contradictions between the terms and conditions of the Lease and this Amendment, the terms and conditions contained herein shall supercede and take precedence over those contained in the Lease.

         The parties above acknowledge and hereby agree that the Lease as referenced above, the Lease Riders, the Addendum and the Exhibits attached thereto are hereby amended as follows:

          1. SECTION 1.05. LEASE TERM: This amendment confirms that the commencement date of the lease is December 13 1999.

          2. PARAGRAPH I OF THE ADDENDUM TO LEASE: Based on the attached Exhibit "A" to this amendment, the Base Monthly Rent shall be adjusted to the following:

                        Months 1-60:            $111,569
                        Months 60 - 120:        $119,654
                        Months 121 - 180:       $127,739
                        Months 181-240:         $135,824

          3. PARAGRAPH 6 OF THE ADDENDUM TO LEASE: The Base Monthly Rent for the option periods shall be adjusted in accordance with paragraph 6 of the Lease subject to the revised monthly rental amounts per paragraph 2 of this amendment.

          The parties have executed this Amendment as of the dates signed below.

LANDLORD:                               TENANT:

West Penn Investments, LLC              Dick's Sporting Goods, Inc.

By:                                     By:
   --------------------------              ---------------------------------

Its:  Managing Member                   Its:    CFO
    -------------------------               --------------------------------

Date:   1-20-00                         Date:    1-4-00
     ------------------------                -------------------------------

                                  EXHIBIT "A"
                             DICK'S SPORTING GOODS


         C.O.
         #        Description                                                          Cost
        --------------------------------------------------------------------------------------------------
         2        Install grooved check valves for sprinkler risers             $        10,388.00
         3        Install flagpole at entry                                     $         3,148.00
         6        Conveyor electrical panel load increase                       $        75,236,00
         8        Install monument signage                                      $           689.00
         9        Increase roof ballast from 10 lbs to 12 lbs.                  $        30,539.00
         10       Provide dishwasher and counters                               $         5,696.00
         12       Install mezzanine footings                                    $        40,000,00
         15       Pour back of mezzanine footing "diamonds"                     $         1,750.00
         16       Revise columns to accommodate footings                        $         4,250.00
         18       Provide sidelights at interior doors                          $         1,032.00
         19       Retaining wall at break area                                  $         7,670.00
         20       Install bumpers at stone lot (west side)                      $         3,303.00
         21       Paint interior columns                                        $         3,831.00
         23       Furnish fire extinguishers                                    $         3,936.00
         25       Install trash door for conveyor                               $         3,191.00
         26       Sprinkler/Lighting at Mezzanine                               $       206,647.00

                  TOTAL                                                         $       401,306.00
                                                                                ==================

                  RENT CALCULATION:
                  $401,306.00 times 11.5% = $46,150.19/annum

                           PURCHASE OPTION AGREEMENT


         This Agreement is hereby made this 5th day of March, 1999, by and between PANATTONI DEVELOPMENT COMPANY, a California sole proprietor with offices at 8401 Jackson Road, Sacramento, California 95926 ('Optionor') and DICK'S CLOTHING & SPORTING GOODS, INC., a Delaware corporation with offices at 400 Fairway Drive, Coraopolis, Pennsylvania 15108 ("Optionee")


                                  WITNESSETH:


         WHEREAS, the parties hereby are parties to a lease dated February 4, 1999 (the "Lease") for the lease of a 388,100 square foot warehouse and distribution facility (the 'Facility') located on an approximately 50 (greater or less than) acre tract of land (the "Land") at the I-70 Industrial Park in Westmoreland County, Pennsylvania (the Facility and the Land are together referred to as the "Property'); and

         WHEREAS, Optionee desires to option from Optionor and Optionor desires to grant to Optionee the option to purchase the Property (the 'Option") upon the terms and conditions and in accordance with the procedures herein contained.

         NOW THEREFORE, in consideration of the mutual covenants and conditions' herein contained and intending to be legally bound thereby, the parties hereto agree as follows:

         1. GRANT. Optionor hereby grants to Optionee the Option to acquire the Property.

         2. EXERCISE. The Option may be exercised at any time prior to the expiration of ten (10) days from Optionor's substantial completion of the Facility as provided under the Lease.

         3. PRICE. The purchase price in the event of an exercise of this Option shall be Optionor's costs plus $3.00 per square foot ($13,909,698 plus the costs incurred by Optionor in securing long-term financing prior to Optionee's notice of intent to purchase the Property).

         4. NOTICE OF EXERCISE. In order to exercise this Option, Optionee must provide Optionor written notice (the "Notice') of optionee's intention to exercise this Option, which Notice shall be delivered to Optionor via Federal Express, or similar overnight service, no later than October 1, 1999. The Notice shall specify a closing date on the purchase of the Property, which shall be not less than ten (10) days from the date of Notice nor later than ten (10) days after the Facility is substantially complete in accordance with the Lease. The Notice shall be accompanied by a proposed real estate purchase contract executed by Optionee and containing such terms as are reasonable and customary for the purchase of industrial or commercial real estate in Westmoreland County, Pennsylvania. Optionor shall use its reasonable good faith in determining whether the proposed purchase contract is acceptable and in negotiating any necessary revisions when the contract is acceptable to Optionor, Optionor shall execute the real estate purchase contract and return a fully executed counterpart to Optionee.

         5. CLOSING. At closing on the sale of the Property, Optionor shall convey the Property to Optionee by a General Warranty Deed and such as is insurable, without exception (except as may be agreed in writing by the parties) by a nationally rated title insurance company. Notwithstanding anything to the contrary in this Paragraph 5, Optionee agrees to accept the Property subject to any exceptions that the Property was subject to at the time it was purchased by Optionor.

         6. ASSIGNABILITY. This Agreement shall be assignable by Optionee without the consent of Optionor.


In witness whereof, the parties hereto have set their hands and seals this day of 1999.


WITNESS:                                PANATTONI DEVELOPMENT COMPANY

------------------------------        By: /s/ Carl D. Panattoni
                                         --------------------------------
                                              Carl D. Panattoni, Partner


------------------------------        By: /s/ James R. Carlsen
                                         --------------------------------
                                               James R. Carlsen, Partner



ATTEST.                               DICK'S CLOTHING & SPORTING
                                      GOODS, INC.


-------------------------------       By: /s/ Joseph Queri
                                         ----------------------------------
                                              Joseph Queri, Jr.,
                                              Vice President of Real Estate

                           ASSIGNMENT AND ASSUMPTION
                                       OF
                                OPTION AGREEMENT


This Assignment and Assumption of Option Agreement ("Assignment") is made this 5th day of March, 1999, by and between Dick's Clothing and Sporting Goods, Inc., a New York corporation ("Assignor") and Panattoni Development Company (or Assignee), a sole proprietor ("Assignee").


                                    RECITALS
                                    --------

A. Dick's Clothing and Sporting Goods, Inc., as Optionee, entered into that certain Agreement with Westmoreland County, as Optionor, dated November 12, 1998, attached hereto as Exhibit "A" and made a part hereof ("Agreement"), wherein Optionee was granted the exclusive right to purchase certain real property for a period of one (1) year.

B. For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Dick's Clothing and Sporting Goods, Inc., as Assignor, intends to assign and transfer to Assignee, all right, title, and interest of Assignor in the Agreement and Assignee agrees to accept all right, title, and interest of Assignor in the Agreement subject to the terms and conditions of this Assignment and assume, fulfill, perform, and observe each and every condition, covenant, and obligation of Assignor under the Agreement.

C. The parties agree that this assignment is intended to be an absolute, present assignment from Assignor to Assignee.


                                   AGREEMENT
                                   ---------

1. ASSIGNMENT. Assignor hereby assigns and transfers to Assignee all right, title, and interest in the Agreement, and Assignee accepts from Assignor all right, title, and interest, subject to the terms and conditions set forth in this Assignment, in and to the Agreement.

2. ASSUMPTION. Assignee assumes and agrees to perform and fulfill all the terms, covenants, conditions, and obligations required to be performed and fulfilled by Assignor under the Agreement.

3.   WARRANTIES AND COVENANTS.

     3.1  WARRANTIES OF ASSIGNOR.

          3.1.1 Assignor hereby warrants and represents to Assignee that Assignor is a holder of the rights, title, and interest in the Agreement, and has good right to sell, assign, transfer, and set over the same and to grant to and confer upon Assignee, the rights, interest, powers, and authorities herein granted and conferred.

          3.1.2 Other than as required by the terms and conditions in the Agreement, Assignor has neither made, nor permitted to be made, any Assignment other than this Assignment of any of its rights relating to the Agreement to any person or entity.

          3.1.3 No action has been brought or threatened which in any way would interfere with the right of Assignor to execute this Assignment and perform all of Assignor's obligations contained herein.

     3.2 COVENANTS OF ASSIGNEE. Assignee hereby covenants and agrees with Assignor that Assignee shall assume, fulfill, perform, and observe each and every material condition and obligation of Assignor contained in the Agreement and indemnify and hold Assignor harmless from any liability arising from any breach thereof by Assignee.

4    GENERAL PROVISIONS.

     4.1 SUCCESSORS AND ASSIGNS. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective heirs, executors, legal representatives, successors, and assigns. Whenever a reference is made to Assignor or Assignee, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors, and assigns of Assignor or Assignee.

     4.2 TERMINOLOGY IN CAPITALIZED TERMS. All personal pronouns used in this Assignment, whether used in the masculine, feminine, or neutral gender, should include all other genders, and the singular shall include the plural, and vice versa. Titles of sections are for convenience only and neither limit nor amplify the provisions of this Assignment.

     4.3 SEVERABILITY. If any provision of this Assignment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Assignment and the application of such provisions to other persons or circumstances shall not be affected and shall be enforced to the greatest extent allowed by law.

     4.4 APPLICABLE LAW. This Assignment shall be interpreted, construed, and enforced according to the laws of the State of Pennsylvania.

     4.5 NO ORAL MODIFICATIONS. Neither this Assignment nor any provisions hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

     4.6 COUNTERPARTS. This Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Assignment has been executed as of the day and year first written above.

ASSIGNOR:

DICK'S CLOTHING AND SPORTING GOODS, INC.,
A NEW YORK CORPORATION


By: /s/ Joseph Queri
   --------------------------------
   Name:   Joseph Queri, Jr.
   Title:  Senior Vice President



ASSIGNEE:

PANATTONI DEVELOPMENT COMPANY (or Assignee)


By:  James R. Carlsen
   --------------------------------
Name:     James R. Carlsen
Title:    Owner

                                  EXHIBIT "A"


                                OPTION AGREEMENT

                                                                Revised 10/29/08
                                    AGREEMENT
                                    ---------

         THIS AGREEMENT, made this 12th day of November, 1998, between the WESTMORELAND COUNTY INDUSTRIAL DEVELOPMENT CORPORATION, incorporated under the laws of the Commonwealth of Pennsylvania, having its principal offices in the City of Greensburg, County of Westmoreland, Commonwealth of Pennsylvania, hereinafter called OPTIONOR, and DICK'S CLOTHING & SPORTING GOODS, a corporation organized and existing under the laws of the State of New York, having its principal offices in 400 Fairway Drive, Coraopolis, Commonwealth of Pennsylvania, hereinafter called OPTIONEE:

         WITNESSETH, that said Optionor, for itself, its successors and assigns, in consideration of the sum of ONE THOUSAND DOLLARS ($1,000.00) to them in hand paid, the receipt of which is hereby acknowledged as well as in consideration of the covenants and conditions hereinafter mentioned, hereby grant to Optionee the exclusive Option to purchase for the price and on the terms and conditions hereinafter mentioned, the following parcel of land:

         ALL THAT CERTAIN TRACT OF LAND situate in the Township of South Huntingdon, County of Westmoreland, Commonwealth of Pennsylvania, being Parcel No.7 in the 1-70 INDUSTRIAL PARK SUB-DIVISION PLAN to be recorded. Both Optionor and Optionee understand that a subdivision of the property would have to be performed by the Optionor at the Optionor's cost and expense and the subdivision would have to be approved by South Huntingdon Township and Westmoreland County Department of Planning and Development prior to closing on the sale of the property if the Option is exercised by the Optionee. The specific plan of subdivision must be reviewed and approved by both Optionor and Optionee.

         CONTAINING a parcel of land approximately 50 acres in size, as indicated on marked drawing Exhibit "A," " attached hereto and made a part of hereof.

         Being part of the same parcel of land conveyed by Charles A. Rhodes and Dolores J. Rhodes, his wife, situate in the Township of South Huntingdon to Westmoreland County Industrial Development Corporation by deed dated October 9, 1991 and recorded in the Office of the Recorder of Deeds of Westmoreland County,

         Pennsylvania in DBV 3052, pages 518-521. Also being the part of the same parcel of land conveyed by John Thurman Painter, Jr. and Judith W. Painter, his wife, situate in the Township of South Huntingdon to Westmoreland County Industrial Development Corporation by deed dated October 30, 1991 and recorded in the Office of the Recorder of Deeds of Westmoreland County, Pennsylvania in DBV 3056, pages 616-618.

If the aforementioned right to purchase is not exercised by the Optionee as hereinafter mentioned, Optionor may retain the said Optionee's "Option Money" in the amount of ONE THOUSAND DOLLARS ($1000.00).

         The aforementioned right to purchase may be exercised by the Optionee by giving written notice in the manner hereinafter provided of its intention to the Optionor within a period of twelve (12) months from the date of this Agreement to the effect that the Optionee will purchase said parcel of land for the following price and on the following terms and conditions:

         1. The purchase price will be EIGHT HUNDRED THOUSAND and 00/100 DOLLARS ($800,000.00), payable as follows: The "Option Money" in the amount of ONE THOUSAND DOLLARS ($1000.00) paid at the time of execution of this Agreement and the "Down Money" in the amount Of FORTY THOUSAND and 00/100 DOLLARS ($40,000.00), paid at the time such right to purchase is exercised, which shall be placed by the Optionee with an escrow agent to be chosen by Optionee and with evidence being provided to Optionor that the Down Money has been placed with the escrow agent, and shall be pad of the purchase price and the balance of SEVEN HUNDRED FIFTY-NINE THOUSAND and 00/100 DOLLARS ($759,000.00), shall be paid upon delivery of Deed at final settlement.

         2. The premises are to be conveyed free and clear of all liens, encumbrances and easements, and the title is to be good and marketable and such as will be insured by any reputable title insurance company in the Commonwealth at Pennsylvania at its regular rates, free of exceptions. If the Optionor is unable to convey good and marketable title free and clear of all liens, encumbrances and easements, and insurable as aforesaid, the Optionee may elect to take such title as the Optionor can convey, without abatement of price, or to be repaid all monies which have been paid on account (including the initial "Option Money" payment and the "Down Money" payment referred to above).

         3. The Optionee and Optionor will agree to pay The Pennsylvania Realty Transfer Tax and the Local Realty Transfer Tax based upon the purchase price of the herein described property by splitting the total due equally.

         4. Real Estate Taxes for the current year, water and sewer usage charges, if any are due or applicable at the time of settlement, shall be apportioned on a pro rata basis at, and as of the date of settlement. All applicable real estate taxes shall be prorated on a fiscal basis as of the date levied (County and Local levied an January 1st of each year and School levied on July 1st of each year). All taxes and charges, if any are due, shall be considered paid at discount rate.

         5. The Optionor shall give Optionee immediate exclusive possession of the premises with the Deed at the time of settlement.

         6. The Optionor agrees, that upon payment of the Down Money at the time the Optionee exercises its option pursuant to this Agreement, to proceed expeditiously with the preparation and submission of a Plan of Subdivision for the property which is the subject of this Agreement, after review and approved by the Optionee, in order to seek the review and approval of said Plan of Subdivision by the Supervisors of the Township of South Huntingdon, which shall be done at the sole cost and expense of the Optionor. The Optionor agrees to close with the Optionee as soon as possible after the approval of the Plan of Subdivision by the Supervisors of the Township of South Huntingdon. It is agreed that the final settlement shall be within a sixty (60) day period of the day the optionee gives written notice to the Optionor exercising the Option or when the Plan of Subdivision is approved if prior to the sixty (60) day period.

         7. At the time of settlement, Optionor shall deliver in the Optionee, a General Warranty Deed for the herein described property in fee simple, free and clear of all liens and encumbrances as aforesaid. The Deed, prepared at the Optionor's expense by the Optionor's Solicitor, shall be satisfactory in form to the Optionee and the description for the property utilized shall be based upon the courses and distances set forth on the applicable recorded plan of subdivision or a survey prepared at the direction of the Optionee with the choice to be made solely by the Optionee.

         8. The Optionee shall have the right to cancel this Agreement if prior to the time of settlement hereunder the Optionee's proposed use of the premises for distribution/warehousing or manufacturing shall be prohibited or restricted by the provisions of any zoning or other law, ordinance, or regulation then in force or in the event that additional restrictions are adopted by the Optionor which are unacceptable to the Optionee, then in that event, at the Optionee's sole discretion this Agreement may be canceled and all monies paid hereunder shall be returned. In the event of any such cancellation, the Optionor shall repay to the Optionee all monies which have been paid on account hereunder, including the initial "Option Money" payment and the "Down Money" payment referred to above.

         9. It is understood and agreed between the parties hereto, that during the option period, the Optionee shall have the opportunity, right and privilege to perform all necessary site specific evaluations of the herein described property, such as but not limited to, environmental conditions, surface and subsurface conditions, availability and sufficiency of all required utilities, at its own risk, cost and expense. The Optionee agrees to repair or correct any damage or change in condition of the herein described property, at its own cost and expense, caused by such site specific evaluation if the Optionee does not exercise its option to purchase the herein described property. Optionee further agrees to provide copies of such reports generated from the site specific evaluation process only to the Optionor if the Optionee does not exercise its option to purchase the herein described property. It is understood by the Optionor and Optionee that any and all information concerning the condition of the herein described property and the required quality and quantity of all utilities required for the type and use of the proposed building is to be determined solely by the Optionee and information and documentation provided to the Optionee or its agents by the Optionor for assistance only and cannot be relied upon by the Optionee or its agents or contractors. The Optionee understands it has the sole responsibility to determine whether the herein described property and existing utilities are suitable for its desired building and use thereof by the Optionee. If the site specific evaluations performed by the Optionee reveal that the Optionee's proposed building use will be prohibited, the Optionee shall have the right to cancel the Agreement and all monies paid to the Optionor by the Optionee shall be returned by the Optionor to the Optionee.

         10. The Optionor hereby represents to the Optionee that the herein described property has been surveyed and is depicted on a Plan of Subdivision that is or will be recorded in the Recorder of Deeds Office of Westmoreland County, Pennsylvania. If the Optionee requires a specific survey of the herein described property for use by its contractor, lending institution, and/or title insurance company, the Optionee has the obligation to secure such survey at its own effort and expense.

         11. If after exercise of the purchase Option herein granted, this transaction shall not be completed because of a default on the part of the Optionee, the Optionor may retain the Optionee's "Option Money" payment and "Down Money" payment as liquidated damages, and this Agreement shall be null and void. The right of retention of such sums shall constitute the Optionor's exclusive remedy for breach of the agreement by the Optionee.

         12. The Optionor and Optionee agree that the Optionor shall be solely responsible to pay the real estate commission or brokerage fee which is due to NAI/Pyramid Brokerage Company Inc. and Gold & Company collectively referred to as Broker pursuant to a separate agreement by and between Optionor and Broker. Optionor and Optionee hereby represent, covenant and warrant to each other that there are no other brokers or agents who brought the parties together or assisted in the negotiations of this Option Agreement. The Optionor agrees to hold harmless, defend and indemnify the Optionee from any responsibility, obligation or liability to pay a commission fee to Broker.

         13. Optionee retains the right to assign this Option Agreement and the rights and obligations contained herein to assignee of the Optionee's choice without requiring the consent of the Optionor provided that the Optionee provides to the Optionor written confirmation that the Optionee's assignee agrees to be bound by the terms and conditions of this Agreement.

         14. If the Optionee exercises its option under this Option Agreement, at the time of closing on the purchase of the property by the Optionee, the Optionor agrees to deliver to Optionee and Optionee's title insurer a seller's affidavit in order for Optionee's title insurer to issue in favor of Optionee the ALTA Policy in an amount not less then the purchase price insuring Marketable Title to the Property, Optionor further agrees to provide to Optionee an affidavit concerning those facts set forth on Exhibit "C" warranting, guaranteeing and representing to Optionee its actual personal knowledge of those facts set forth on Exhibit "C."

         15. Optionor agrees to arrange with Columbia Gas of Pennsylvania, Inc. for the relocation of the existing gas line from its present location, which traverses through the property, to a location along the northern property line of the property.

         16. All rights and liabilities under this Agreement shall extend to and be binding upon the heirs, personal representatives, successors and assigns of the parties hereto.

         17. The deed to be delivered to the Optionee shall make reference to the Restrictive Covenants and Building Restrictions which shall run with the land and shall be binding upon the Optionee, its heirs, personal representatives, successors and assigns, which said Restrictive Covenants and Building Restrictions are set forth on Exhibit "B," which is made part hereof and incorporated herein.

         18. All notices hereunder must be in writing and shall be deemed validly given if sent by registered United States Mail addressed to the party to be notified at the address or addresses set forth below (or to any other address that a party to be notified may have designated to the sender, by like notice):

TO OPTIONOR:               Westmoreland County Industrial
                           Development Corporation
                           Courthouse Square
                           2 North Main Street
                           Suite 601
                           Greensburg, PA 15601

TO OPTIONEE:               Dick's Clothing & Sporting Goods
                           400 Fairway Drive
                           Coraopolis, PA 15108

         IN WITNESS WHEREOF, the parties have executed this Agreement under Seal as of the date first above written.


WITNESS:                             DICK'S CLOTHING & SPORTING GOODS


/s/ Priscilla K. Roney               /s/ Joseph Queri
----------------------------         --------------------------------
                                     Joseph Queri, Vice President - Real Estate


                                     WESTMORELAND COUNTY INDUSTRIAL
                                     DEVELOPMENT CORPORATION



                                     /s/ Richard Vidmer
                                     ----------------------------------
                                     Richard F. Vidmer

                                     /s/ Terry R. Marolt
                                     ----------------------------------
ATTEST:                              Terry R. Marolt, Vice Chairman

/s/ illegible                        /s/ Tom Balya
----------------------------         -----------------------------------
Executive Director                   Tom Balya, Secretary

                                     [MAP]











                                  EXHIBIT "A"

                                PLAN OF PROPERTY
                                ----------------
                                      For
                              WESTMORELAND COUNTY
                          INDUSTRIAL DEVELOPMENT CORP.
                  DATE: OCTOBER 20, 19??      SCALE: 1" = ???'

                                 PREPARED BY
                             NEILAN ENGINEERS, INC.
                             ----------------------
                              11005 PARKER DRIVE
                             NORTH ???????? PA  15642

                RESTRICTIVE COVENANTS AND BUILDING RESTRICTIONS

                                      FOR

                              1-70 INDUSTRIAL PARK

                      SITUATE IN SOUTH HUNTINGDON TOWNSHIP

                              WESTMORELAND COUNTY

                          COMMONWEALTH OF PENNSYLVANIA

                                  EXHIBIT "B"

                RESTRICTIVE COVENANTS AND BUILDING RESTRICTIONS
                            FOR I-70 INDUSTRIAL PARK
                          (SOUTH HUNTINGDON TOWNSHIP)
                                  EXHIBIT "B"

         THIS AGREEMENT, made and entered into this 1st day of July, 1996, by and between WESTMORELAND COUNTY INDUSTRIAL DEVELOPMENT CORPORATION, a non-profit corporation of the Commonwealth of Pennsylvania. Party y of the First Part (hereinafter called "WCIDC") and ALL PURCHASERS, THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS, of lots in I-70 Industrial Park situated in the Township of South Huntingdon, Westmoreland County, Pennsylvania, Parties of the Second Part;

         WHEREAS, WCIDC is the owner of a plan of lots called "I-70 Industrial Park," situated partly in the Township of South Huntingdon, Westmoreland County, Pennsylvania, hereinafter called "I-70 Industrial Park," which plan is recorded in the Office of the Recorder of Deeds in and for the County of Westmoreland, Pennsylvania in PBV 90 Pages 2928 to 2931 inclusive; and

         WHEREAS, the party of the first part intends to lease, sell and convey lost in the said I-70 Industrial Park by deeds referring to the restrictive covenants herein contained and subjecting the purchaser thereto, to the end that such covenants will inure to the benefit of each and all of the purchasers of such lots, their respective heirs, successors and assigns, and will insure sound industrial development;

         NOW, THEREFOR, WCIDC agrees that all lots in said I-70 Industrial Park will be leased or sold subject to the restrictive covenants herein contained and all purchasers of lots in said I-70 Industrial Park for themselves, their heirs, successors and assigns, by the acquisition of said lots, agree to be bound by the restrictive covenants herein contained by reference in their respective deeds to the Volume and Page in the Recorder's Office in and for the County of Westmoreland, Pennsylvania, wherein this Agreement will be recorded.

         IN CONSIDERATION of the foregoing, the procurer of any lot in said I-70 Industrial Park, intending to bind himself and all persons whom title to said lot may hereafter vest, agrees to the following restrictive covenants:

         1. The covenants herein contained shall run with the land and shall bind all parties and persons claiming under them until DECEMBER 31, 2021, at which time said covenants shall be automatically extended for successive period of ten (10) years, unless by a vote of the majority of the ten owners of said lots it is agreed to change said covenants in whole or in part.

         2. In order to make possible adjustments and variances which in the sole opinion of WCIDC are necessary or desirable, enforcement rights will be held only by WCIDC, its successors or assigns. If the parties hereto, or any of them or their heirs, successors or assigns, shall violate or attempt to violate, any; of the covenants herein, it shall be lawful for WCIDC, its successor or assigns, to prosecute any proceedings at law or in equity against the person or persons violating or attempting to violate any such covenants and either to prevent him or them from doing, or to recover damages or other dues for such violation. In the event neither WCIDC nor its successors and assigns is in existence, or in the event WCIDC executes and records an Agreement relinquishing its sole right of enforcement hereunder, such proceedings may be brought by a majority of the owners of real property in said 1-70 industrial Park.

3. Invalidation of any one of the covenants by a judgment or court order shall not affect any of the other covenants which shall remain in full force and effect.

4. The following restrictive covenants shall be applicable to the land in I-70 Industrial Park.

         (a) LAND-TO-BUILDING RATIO - Provision will be made for limiting the area which may be covered by buildings, to assure adequate space for parking, loading, future expansion, and an attractive park-like setting. The minimum land-to-building ratio will be 2 to 1 in the initial development and on full development, after expansion a maximum building coverage not to exceed 50% of the lot size.

         (b) PERMITTED USES - The property is to be utilized for office, laboratories, manufacturing, processing, servicing, testing, repair, research and development, and distribution activities. All buildings and land use shall be for service and industrial purposes as opposed to any commercial/retail uses. No products will be sold from the premises as a retail trade unless such retail sales are incidental in nature to the function of the facility. Use which create objectionable noise, odor, vibration, fumes, glare, heat, hazard radiation or waste problems are prohibited. Trailer courts, coal and natural gas extraction, sanitary land fills, junk and salvage yards are expressly prohibited. In regards to emissions, there shall be no emission of fly ash, dust, dirt, fumes, vapors or gases in the atmosphere from any operation that would cause any damage to the public health or other forms of property or which can cause excessive soiling of any point beyond the lot line. Operations and uses which are neither specifically prohibited nor specifically authorized by these restrictions may be permitted in a specific case if operational plans and specifications are submitted and approved in writing by the WCIDC. Approval or disapproval of such operational pans and specifications shall be based upon the effect of operations or uses on other property subject to these restrictions. Neither the WCIDC, nor its successors or assigns, shall be liable in damages to anyone submitting operational plans to them for approval by reason of mistake in judgment, negligence or nonfeasance arising out of, or in connection wit the approval or disapproval of any such operational plans. Every person who submits operational plans to the WCIDC for approval agrees, by submission of such plans that he will not bring any action or suit against WCIDC to recover any such damages.

(c) LANDSCAPING - The total ground area of the site not covered by buildings, paved parking, interior roadways and service areas is to be landscaped. A minimum of 50% of the front yard area is to be landscaped with lawn or other appropriate planting materials such as trees and shrubs. A minimum of one tree for every 40' of front footage is required set back 20' from right-of-way. Side and rear yards are to be landscaped with lawn or other appropriate planting or materials except paved areas for loading, unloading, driveway and parking. For each lineal foot of side lot line between the front property line and the rear line of the building, at least three (3) square feet of landscaping is to be provided on that side yard, no matter how much area is to be paved. All slopes are to be entirely covered by grass or ground cover.

         A minimum of one (1) 2" caliper shade tree for every 40' of front footage is required; set back 20' from right-of-way. (This species of tree will be specified by the WCIDC).

         The total front yard area not covered by paved parking and drives, sidewalks and other service areas shall be landscaped with lawn, or other appropriate planting materials, as defined in Landscape Treatment below.

         Landscape Treatment for all areas of the site may include the use of ground covers, ornamental grasses, flower beds, deciduous and evergreen shrubs, shade and ornamental trees, coniferous trees, fountains, pools and sculptured materials. All planting material shall be hardly to this geographical planting zone.

(d) ___________ - the Building front yard setback line will be established not less than fifty (50) feet back from the street rights-of-way. Only walks, driveways, visitor and executive parking, and landscaping will be permitted in the setback area.

(e) OTHER SETBACKS - To provide sufficient light and air for all buildings, and to assure an attractive setting, building setback lines will be established at not less than twenty-five (25) feet from side property lines. The building setback line will be not less than twenty-five (25) feet from rear property lines. Where improved residential properties existed on the date of this Agreement, the building setback from the abutting property line or street right-of-way, will be not less than fifty (50) feet. Setbacks will be measured from the wall of the building or the end of the loading dock, whichever is closer to the property line.

(f)      BUILDING HEIGHT LIMITATIONS - Buildings will normally be limited to two
         (2) stories, except that in cases of buildings with special requirements, additional height may be permitted by WCIDC, provided the setbacks are also increased as required herein. Generally, any building over thirty-five (35) feet in height will require a setback from the nearest property line at least 25% greater in lineal footage than the height of the building, however, no building or structure including office buildings, shall exceed three stories or forty-

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               five (45) feet in height.

         (g) CONSTRUCTION MATERIAL - All exterior walls of building are to be finished in materials of pleasing and harmonious appearance; unsightly or low-grate exteriors will not be permitted. This will require the use of face brick, its equivalent, or better on the facing for office space. If office space is going to be included on the internal portions of the building, and thus, will not be accented, the WCIDC may consider the use of an all metal building with a requirement of higher landscape treatment. Non-masonry materials may be permitted by WCIDC if compatible with the basic objective of achieving high-grade and harmonious development. WCIDC expressly reserves the right to PROHIBIT certain colors and exterior materials such as concrete block, split face block, fluted block, pre-engineered metal siding, etc. Any buildings where split face block may be permitted, the WCIDC will require the use of accent courses and/or other trim applications as deemed appropriate by the WCIDC. All exterior metal walls shall be prefabricated panels and pre-finished with a standard manufacturer's color.

         (h) OFF-STREET PARKING AND LOADING - No parking on streets is permitted. All parking is to be located to the side or the rear of the building except for limited visitor and executive parking which may occur in the area fronting upon the street. Front area parking may be permitted







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               based on the peculiar topography features and meeting an
               additional requirement of higher landscape treatment. Shipping may be permitted from the front of the building, however, the WCIDC will require additional landscape treatment and possible screening. All areas used for driveway, loading, service, parking or vehicular storage shall be surfaced with a pavement approved by the WCIDC. All paved areas shall be appropriately drained so that storm water will not create erosion and/or storm water problems on the property or on adjacent properties. No surface storm runoff may be drained on to public streets unless approved by WCIDC. Adequate shipping facilities are to be located on those sides of buildings which do not front on streets except to conditions previously mentioned. Truck and trailer maneuvering are to be confined to the property of the user.

         (i) STORM WATER DETENTION - Peak storm runoff from the developed site, if not conducted to the public storm system, will be limited to an amount or quantity that is no greater than the existing peak storm water discharge before proposed development. A review of the amount of storm water shall be performed by the WCIDC engineer to insure that the storm water system can handle the level of runoff. Extremely large development may require additional on-site retention. The peek storm runoff will be computed, using the "rational method," on the basis of an average rainfall intensity of 5.16 inches per hour.

         Storm run-off from the developed site shall be channeled and collected within the site and shall not flow on or affect adjacent lots.

(j) STORAGE AREAS - Outdoor storage materials, supplies, products, and equipment will be permitted only in areas which do not front on streets, and only if enclosed or screened by an approved wall, planting, earthen mound or other suitable barriers, providing year-round visual screening from adjacent properties.

(k) WASTE DISPOSAL AND STORAGE - Refuse, trash and waste, if stored outside of the building, is to be kept in closed, fire resistant sanitary containers, especially manufactured for waste storage. Hazardous waste must be stored in approved buildings.

         The size and number of containers is to be such that refuse will not overflow the container between pickups. Refuse containers shall be so located and screened so as not to be visible from any street or adjoining property. No burial of waste materials is permitted on the premises. No lagoons or open vessels for sludge or spent chemical storage will be permitted. Radioactive waste storage outside of a building is not permitted. Open burning of rubbish and trash is prohibited.

(l) TRANSMITTING RECEIVING TOWERS, DISHES OR ANTENNAS - No tower, dish or antenna for the transmission or reception of electromagnetic or laser radiation shall be erected, used or maintained on the property if visible outside of any building whether attached to an improvement or self-standing without prior written approval of WCIDC.

(m) SIGN STANDARDS - No flashing, animated or glaring signs will be permitted. Signs will be placed on the face of the building, except for entrance and directional signs or a ground mounted identification sign as an alternate to an identification sign on the building. No building mounted sign shall project above the roof line of the building. Sign copy shall be restricted to the company name, logo and principal product. Directional signs located on owner's or leasee's property will be of a uniform type and permanent quality and will not exceed four (4) square feet in area; ground mounted identification and entrance sign will not exceed thirty-five (35) square feet in area. The WCIDC may permit larger signs when considering such aspects as building size and setbacks from the right-of-way. No billboards or similar advertising signs will be permitted except a sign advertising a property for sale or lease.

(n) EXTERIOR LIGHTING - In order to minimize the trespass of light onto adjacent streets and properties only lighting fixtures utilizing shielded or screened lamps, and designed to control glare by having a light cutoff feature shall be used for exterior lighting. Wiring for exterior lighting fixtures shall be installed underground. Lighting shall be compatible and harmonious throughout and shall be in keeping with

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
         the design and function of the building. Flood lighting is not permitted as a source of general area illumination.

(o) MECHANICAL EQUIPMENT - All mechanical equipment including air handling units, condensers, compressors, ventilators, chimneys, stacks, ductwork, vents and conductors erected, used and installed on the property if visible outside of any building, must be screened from view in a manner approved by WCIDC.

(p) FENCES AND WALLS - Erection of fences and walls will be subject to prior written approval of WCIDC to assure that they will harmonize with the surroundings. No fencing is permitted within the setback areas.

(q) MINERAL RESERVATIONS - Mineral, oil and gas rights will be restricted to avoid the possibility of undermining structures of unsightly exploitation of underground resources.

(r) MAINTENANCE OF BUILDINGS AND GROUNDS - Buildings, grounds, pavements, improvements and appurtenances shall be kept in a safe, clean, neat wholesome and well repaired condition and owner or lessee shall comply in all respects with governmental statutes, ordinances, regulations, health, police and fire requirements. Trash, debris or used materials are not permitted to accumulate on the property. Lawn and landscape materials are to be kept trim and free of obnoxious weeds and deleterious growth.

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


(s) FUTURE ADJUSTMENTS - In order to make possible adjustments which are desirable and do not detract from the industrial park's overall development, and to allow future changes needed to protect or enhance the value of the total industrial park development, enforcement rights will be held only by the WCIDC, it successors and assigns. This will permit the flexibility and adaptability vital to the industrial park. Requests for variances or adjustments will be considered by WCIDC on a case-by-case basis and in it sole discretion, and approval of any variance or adjustment shall not be deemed to change or generally waive the covenants and restrictions herein contained or to serve as precedent for any proposed future variances or adjustments which maybe be requested.

(t) PLAN APPROVAL - To assure architectural and landscaping integrity, prior approval by WCIDC will be required of a user's site plan and construction plans, including landscaping, sign design (including supporting structures), and contemplated alterations. Any future additions or alterations to the building are subject to this same plan approval process. Plans are to be submitted to WCIDC prior to making application for a building permit. Review of plans by the WCIDC shall be provided within thirty (30) days. Plans should show among other things, the location of main and accessory structures o the site and in relation to one another, the exterior building materials, colors and textures to be used in construction; storm drainage systems; the height and bulk of structures; roads and parking areas; the provision of other open space on the site; the landscaping, paving, fences and walls on the site; and the display of signs.

(u) PROPERTY DEVELOPMENT - Upon closing of the sale each purchaser shall close within one (1) year of such date, actual construction to be started of an industrial building. Said construction shall be completed within two (2) years of the start of construction. If the provisions of this paragraph are not strictly complied with, title to the subject property shall revert to the WCIDC and the consideration, less the option fee, shall be returned without interest.

(v) SUBSEQUENT TRANSFER - Upon closing of the sale and after transfer of deed from WCIDC to a purchaser such lot shall not be further sold or leased without the express written consent of the WDIDC, which consent shall not be withheld unreasonably so long as the prospect occupant, owner or tenant's use of the property is permitted within the limits set forth in paragraph 4(b). No lot shall be further subdivided without the expressed written consent of the WCIDC, which consent shall not be withheld unreasonably so long as the proposed subdivision meet the requirements of paragraph 4(a) Land-to-Building Ratio and the intended use of the proposed subdivision is within the scope of Permitted Uses as set forth in paragraph 4(b).

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